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[SBL LOGO]
SECURITY BENEFIT LIFE INSURANCE COMPANY
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       785-431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE

                                             VARIFLEX SIGNATURE VARIABLE ANNUITY
                                                Individual and Group Unallocated

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales Agreement and/or Marketing Organization Agreement, as applicable, (hereinafter called the "Agreement") with Security Benefit Life Insurance Company and Security Distributors, Inc., (hereinafter jointly called "SBL") and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and contract. Commissions to a Broker/Dealer are equal to the percentage of Purchase Payments written by that Broker/Dealer, as follows:

1. The rate of commissions paid on Purchase Payments made with respect to each particular Variflex Signature Contract will be based on the length of time since the Contract Date that the Purchase Payment was received by SBL and the issue age of the Owner (or of the Annuitant if the contract is owned by a non-natural person) as set forth in the Tables below. For group unallocated contracts, commissions shall be paid using Table A without reference to the age of the Owner or any Participant.

                                      TABLE A               TABLE B
        NUMBER OF YEARS SINCE     ISSUE AGE 0 - 80     ISSUE AGE 81 - 90
          THE CONTRACT DATE       COMMISSION RATE*      COMMISSION RATE*
        ---------------------     ----------------     -----------------
                  1                     5.00%                3.00%
                  2                     5.00%                3.00%
                  3                     4.00%                2.00%
                  4                     3.00%                1.00%
                  5                     2.00%                0.00%
           6 and thereafter             0.00%                0.00%

    *No Commission will be paid on Purchase Payments made which are less than the minimum specified in the prospectus.

2. ASSET BASED COMMISSIONS: SBL will pay an asset based commission at the end of each calendar month on the aggregate Contract Value of Variflex Signature Contracts for which the initial Purchase Payment is more than 12 months old. On an annual basis, the asset based commission will be equal to the amounts set forth in the Tables below. The amount of the asset based commission is dependent on the Contract Year and the issue age of the Owner (or of the Annuitant if the Contract is owned by a non-natural person). For group unallocated contracts, asset based commission shall be paid using Table A without reference to the age of the Owner or any Participant. No asset based commission will be paid on Contracts which have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 5.

                                    TABLE A               TABLE B
                                ISSUE AGE 0 - 80     ISSUE AGE 81 - 90
            CONTRACT YEAR         ANNUAL RATE           ANNUAL RATE
            -------------       ----------------     -----------------
                  1                    0%                    0%
                  2                  .25%                  .25%
                  3                  .25%                  .25%
                  4                  .25%                  .25%
                  5                  .25%                  .25%
           6 and thereafter         1.00%                  .80%

3. CONTRACT YEAR: For the purpose of this Commission Schedule, the term "Contract Year" shall be measured from the date the first Purchase Payment is credited to the Contract.

4. TRANSFER OF SBL CONTRACT VALUES: No commission (including asset based commission) is paid on the transfer of cash, loan or surrender value of a life insurance or annuity contract issued by SBL or other members of The Security Benefit Group of Companies applied to a Variflex Signature Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option: In the event that a beneficiary under a Variflex Signature Contract under this Commission Schedule applies the death benefit to one of the annuity forms under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5. ANNUITIZATION: An Annuitization Fee will be paid to Broker/Dealers who secure from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option and has significantly assisted the client and SBL in such settlement. The Annuitization Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 2% of the amount applied to a variable life contingent annuity option. This provision relating to the payment of an annuitization fee is inapplicable to group unallocated contracts.

6.  COMMISSION CHARGEBACK PROVISIONS:

    Death Benefit Paid in First Contract Year: Any commission paid on a Contract under which a death benefit is paid during the first Contract Year shall be charged back to the Broker/Dealer if the age of any Contract Owner (or Annuitant if the Owner is a non natural person) on the Contract Date was 76 or older. This provision relating to commission chargeback for Death Benefits paid in the first Contract Year is inapplicable to group unallocated contracts.

7. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provisions shall apply. SBL reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset based commissions or any other compensation payable under this Commission Schedule. However, any such change will not apply to the commissions or asset based commissions applicable to Contracts issued before the effective date of such change.

8. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new Broker/Dealer, or terminate a Broker/Dealer without designating a replacement, by sending written notice of such designation to SBL. Upon written notice to SBL by the owner of the designation of a new Broker/Dealer, all the commissions and asset based commissions shall be payable to the new Broker/Dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer, without designating a new Broker/Dealer, SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

9. TERMINATION OF THE AGREEMENT/VESTING: In the event of termination of the Agreement for any reason, all rights to receive commissions, asset based commissions or other compensation under this Commission Schedule shall be terminated, unless each of the following requirements is met: (i) the Agreement has been in force for at least one year; (ii) Broker/Dealer is at the time such commissions are payable properly licensed to receive such commissions; (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner satisfactory to SBL; (iv) commissions paid to Broker/Dealer in the previous calendar year amounted to at least $500; and (v) Broker/Dealer has not been terminated, nor a new Broker/Dealer designated, by the Contract Owner as set forth in paragraph 8 above.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.


SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By:    RICHARD K RYAN                    By:    RICHARD K RYAN
       -----------------------------            --------------------------------
Title: President                         Title: Senior Vice President - Sales
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9488 (R11-98)                                                        32-94882-00